UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 26, 2010
(Date of earliest event reported)

Cinedigm Digital Cinema Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-51910	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Madison Avenue, Suite 300, Morristown, New Jersey	07960
(Address of principal executive offices)	(Zip Code)

973-290-0080
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
Signatures
Exhibit Index

Item 8.01.	Other Events

On May 26, 2010, Cinedigm Digital Cinema Corp. (the “Company”) announced that Access Digital Cinema Phase 2 B/AIX Corp., an indirect wholly-owned subsidiary of the Company ("Phase 2 Corp."), entered into additional credit facilities with a bank to fund the purchase of digital cinema equipment from an equipment vendor, for installation in movie theatres as part of the Company’s Phase 2 deployment. The additional facilities increase Phase 2 Corp.'s borrowing capability from its existing credit facility to a total of approximately $47 million. On May 26, 2010, the Company issued the press release attached hereto as Exhibit 99.1 which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.	Description

	99.1	Press Release dated May 26, 2010 of Cinedigm Digital Cinema Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated as of June 1, 2010

By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	Senior Vice President—Business Affairs, General Counsel and Secretary

EXHIBIT INDEX

(c)	Exhibits.	Description

	99.1	Press Release dated May 26, 2010 of Cinedigm Digital Cinema Corp.